Exhibit 10.1

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Agreement”) is entered into by Richard H. Litton (“Executive”) and SWS Group, Inc., (the “Company”) on November 14, 2014. The Company and Executive are referred to as the “Parties.”

WHEREAS, Richard H. Litton, Executive Vice President of the Company, has submitted his resignation, effective three months after the closing of the merger contemplated by the Agreement and Plan of Merger, dated as of March 31, 2014 (the “Merger Agreement”), by and among Hilltop Holdings Inc. (“Hilltop”), Peruna LLC, a wholly owned subsidiary of Hilltop (“Peruna”), and the Company, pursuant to which the Company will be merged with and into Peruna, with Peruna as the surviving entity following the merger (the “Merger”);

WHEREAS, the Parties agree that Executive hereby resigns from all of his positions with the Company and its subsidiaries and affiliates, effective three months after the closing of the Merger (“Retirement Date”);

WHEREAS, the Parties agree that Executive shall provide transition services to the Company from the Effective Date of this Agreement through the Retirement Date (the “Transition Period”);

WHEREAS, the Parties desire to set forth in this Agreement all terms and conditions relating to Executive’s separation from employment and Executive’s transition services; and

WHEREAS, the Parties desire to finally, fully and completely resolve all disputes that now or may exist between them concerning Executive’s hiring, employment and separation from the Company and all disputes arising from or during Executive’s employment, any benefits, bonuses and compensation connected with such employment, and all other disputes that the Parties may have for any reason.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. End of Executive’s Employment and Transition Period.

(a) Retirement Date. The Parties agree that Executive’s employment with the Company shall terminate on the Retirement Date. The Parties further agree that Executive hereby resigns from all of his positions with the Company and its affiliates and subsidiaries, including his position as Executive Vice President, effective as of the Retirement Date. Executive shall execute all documents and take such further steps as may be required to effectuate such resignation(s) and termination(s). Executive agrees that Executive shall not make any representations or execute any documents, or take any other actions, on behalf of the Company after the Retirement Date.

(b) Transition Services. Executive agrees that, during the Transition Period, he shall continue to perform, and assist with the transition of, his duties and responsibilities as Executive Vice President of the Company as requested by the Company (the “Transition Services”). The Company shall continue to pay Executive his current base salary, less applicable taxes and withholdings, through the Transition Period in accordance with the Company’s normal payroll practices.

2. Certain Payments and Benefits.

(a) Accrued Obligations. The Company shall pay Executive (i) any unpaid base salary accrued through the Retirement Date, and (ii) any unreimbursed expenses properly incurred prior to the Retirement Date (the “Accrued Obligations”). The Accrued Obligations shall be payable in within the time period required by applicable law, and in no event later than thirty (30) days following the Retirement Date.

(b) Severance Payment. Provided that Executive complies with this Agreement and subject to and conditioned upon, compliance with Paragraph 15 and the execution and delivery by Executive of the Release of Claims attached hereto as Exhibit A (the “Release”) within thirty (30) days following the Retirement Date (but not before the Retirement Date), the Company shall pay Executive an amount equal to the Executive’s unvested deferred cash incentive compensation of $253,891 (the “Severance Payment”), payable in a lump sum payment within ten (10) days of delivery of the Release. The Company shall have no obligation to make the Severance Payment until Executive has had the opportunity to consider this Agreement and the Release of Claims as described in Paragraph 15 of this Agreement. Except as stated in this Agreement or as required by law, all other compensation, payments and benefits which relate to Executive’s employment with the Company or positions with the Company, including any payments, vacation pay, incentive compensation, bonus or any employee benefit plan, policy or program shall cease as of the Retirement Date.

(c) Accelerated Vesting. Provided that Executive complies with this Agreement and subject to and conditioned upon, compliance with Paragraph 15 and the execution and delivery by Executive of the Release of Claims in Exhibit A within thirty (30) days following the Retirement Date (but not before the Retirement Date), the Company agrees to accelerate the vesting of 52,947 shares of restricted stock that were awarded to the Executive in August 2014, so that such awards shall become vested as of the Retirement Date.

(d) Benefits. After the Retirement Date, Executive and his eligible dependents shall be entitled to continuation of their health insurance coverage in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and the terms of the Company’s group health plan then in effect. The Company will provide Executive under separate cover at Executive’s home address, information necessary and as required by law regarding the election of COBRA. Notwithstanding anything to the contrary contained herein, the Company retains the right to amend, modify or terminate any of its employee benefit plans, policies or programs at any time.

(e) Waiver of Additional Compensation or Benefits. Other than the compensation and payments provided for in this Agreement, Executive shall not be entitled to any additional compensation, bonuses, benefits, payments or grants, stock options, or any benefit plan, incentive plan, option plan, severance plan or bonus program established by the Company

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or any of the Company’s affiliates or subsidiaries. Executive agrees that the release in Paragraph 3 and the Release covers any claims Executive might have regarding Executive’s compensation, bonuses, incentive compensation, stock options, restricted stock or grants and any other benefits Executive may or may not have received during Executive’s employment with the Company, except for the Merger Agreement Payments as defined below.

3. General Release and Waiver.

(a) By the Executive. In consideration of the Severance Payment, the accelerated vesting of the restricted stock set forth in Paragraph 2, the Company’s mutual release of claims and other benefits and consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by Executive, Executive, on Executive’s own behalf and on behalf of Executive’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Releasing Parties”) hereby fully releases, remises, acquits and forever discharges the Company and its parent company and all of their affiliates, subsidiaries and each of their respective past, present and future officers, directors, stockholders, equity holders, members, partners, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which any of the Releasing Parties ever have had in the past or presently have against the Released Parties, and each of them, arising from or relating to Executive’s employment with the Company and its parent company or their affiliates or subsidiaries or the termination of that employment relationship or any circumstances related thereto, or any other matter, cause or thing whatsoever, including without limitation all Claims arising under or relating to Executive’s employment, compensation, bonuses, incentive compensation, any bonus plan, options, any incentive plan, the SWS Group, Inc. 2012 Restricted Stock Plan (the “Restricted Stock Plan”), Executive’s termination from employment, any claimed payments, contracts, benefits or bonuses or purported employment discrimination, retaliation, wrongdoing or violations of civil rights of whatever kind or nature, including without limitation all Claims arising under the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990 as amended, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act, the Older Workers Benefit Protection Act, the Uniformed Services Employment and Re-Employment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Lilly Ledbetter Fair Pay Act of 2009, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Texas Labor Code, or any other federal, state or local statute, law or ordinance, including, without limitation, any employment, whistleblower, discrimination or anti-retaliation Claims, any workers’

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compensation or disability Claims under any such laws, Claims for wrongful discharge, breach of express or implied contract or implied covenant of good faith and fair dealing, and any other Claims arising under state or federal law, as well as any expenses, costs or attorneys’ fees. This release shall not apply to any of the Company’s obligations under this Agreement, the Merger Agreement Payments (defined below) or any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, in which Executive has vested.

Except as required by law, Executive agrees that he will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or Claim before any court, agency or tribunal against the Company arising from, concerned with, or otherwise relating to, in whole or in part, Executive’s employment or separation from employment with the Company, or any of the matters discharged and released in this Agreement.

Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with Executive’s right to file a charge with the Equal Employment Opportunity Commission (the “EEOC”) in connection with any Claim Executive believes he may have against the Company or its affiliates or subsidiaries. However, by executing this Agreement, Executive hereby waives the right to recover in any proceeding he may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission (or any other agency) on Executive’s behalf.

(b) By the Company. In consideration of the mutual promises contained in this Agreement, the Company, on behalf of itself and all of its parents, divisions, subsidiaries, affiliates and related companies, and their present and former agents, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges, Executive and his heirs, executors, successors and assigns, from any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which the Company has, had, or may have against the Executive relating to or arising out of his employment or separation from employment, except for any act by the Executive that is illegal, a breach of fiduciary duty or fraudulent.

4. Return of the Company Property. Within seven (7) days of the Retirement Date, Executive shall, to the extent not previously returned or delivered: (a) return all equipment, records, files, documents, data, programs or other materials and property in Executive’s possession which belong to the Company or any one or more of its affiliates or subsidiaries, including, without limitation, all, Confidential Information (defined below), computer equipment, access codes, messaging devices, credit cards, cell phones, keys and access cards; and (b) deliver all original and copies of confidential information, notes, materials, records, plans, technical data or other documents, files or programs (whether stored in paper form, computer form, digital form, electronically or otherwise) that relate or refer to (1) the Company or any one or more of its affiliates or subsidiaries, or (2) the Company or any one or more of the Company’s affiliates’ or subsidiaries’ financial statements, business contacts, business information, strategies, sales or similar information. By signing this Agreement, Executive represents and warrants that Executive has not retained and has or will timely return and deliver all the items described or referenced in subsections (a) or (b) above; and, that should Executive later discover additional items described or referenced in subsections (a) or (b) above, Executive will promptly notify the Company and return/deliver such items to the Company.

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5. No Admission of Liability. This Agreement shall not in any way be construed as an admission by the Company or Executive of any acts of wrongdoing or violation of any statute, law, or legal right. Rather, the parties specifically deny and disclaim that either has any liability to the other, but are willing to enter this Agreement at this time to definitely resolve once and forever this matter and to avoid the costs, expense, and delay of litigation. Executive represents and warrants that Executive is not aware of any (i) violations, allegations or claims that the Company has violated any federal, state, local or foreign law or regulation of any kind, or (ii) any facts or circumstances relating to any alleged violations, allegations or claims that the Company has violated any federal, state, local or foreign law or regulation of any kind, of which Executive has not previously made the executive leadership team aware. If Executive learns of any such information, Executive shall immediately inform the Board of Directors of the Company.

6. Non-Disparagement. Executive agrees that the Company’s goodwill and reputation are assets of great value to the Company and its affiliates and subsidiaries which were obtained through great costs, time and effort. Therefore, Executive agrees that Executive shall not in any way, directly or indirectly, disparage, libel or defame the Released Parties, their respective business or business practices, products or services, or employees. Company agrees that Executive’s reputation is of great value to him and agrees that no executive officer, director or attorney of the Company shall in any way, directly or indirectly, disparage, libel or defame the Executive.

7. Merger Agreement Payments. Nothing in this Agreement shall constitute a release or waiver by Executive of any and all consideration or payments to which the Executive is entitled arising out of or related to the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Agreement Payments”).

8. Restrictive Covenants.

(a) Confidentiality. In connection with Executive’s employment and the Transition Services, the Company will provide Confidential Information to Executive. Executive agrees and covenants that the Executive shall and will not (without first obtaining the express permission of the Company) divulge to any individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, media or other entity, or a government or any political subdivision or agency thereof, or use (either by Executive or in connection with any business conducted, owned, or engaged in by Executive in any capacity) any “Confidential Information”. As used in this Agreement, the term “Confidential Information” shall mean and include any and all information and data regarding the Company’s (including its subsidiaries’ and affiliates’) operations, financial condition, products, customers and business which may be communicated to Executive or to which Executive may have access in the course of Executive’s employment with the Company. Notwithstanding the foregoing, the term “Confidential Information” shall not include information which: (i) is, at the time of the disclosure, a part of the public domain

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through no act or omission by Executive; or (ii) is hereafter lawfully disclosed to Executive by a third party who or which did not acquire the information under an obligation of confidentiality to or through the Company. Nothing in this Paragraph 8 shall limit any protection or remedy available to the Company under any law, statute or legal principle relating to Confidential Information or trade secrets or Executive’s fiduciary obligations to the Company.

(b) Non-Solicitation of Customers. Executive hereby agrees and covenants that while employed with the Company and through the date that is twelve (12) months following the Retirement Date (“Protected Period”), Executive shall not, directly or indirectly, solicit, encourage or suggest to existing customers, or potential customers being actively solicited by the Company during the twelve (12) month period prior to the Retirement Date, that they refrain from doing business with the Company or move any part or all of their banking, broker dealer, investment or trust business from the Company to any competitive organization.

(c) No-Raid. Executive hereby agrees and covenants that during the Protected Period, Executive shall and will not (without first obtaining the written permission of the Company), directly or indirectly, solicit or recruit any individual who is a current employee of the Company (or was employed with the Company during the six (6) months before the Retirement Date) for employment or any other relationship (including but not limited to as an independent contractor), or induce or seek to cause such person to terminate his or her employment with the Company. This includes employees of the Company’s parent, subsidiaries, affiliates and their respective successors.

9. Cooperation. Executive hereby agrees to provide his full cooperation, at the request of the Company, with any of the Released Parties in the transitioning of his job duties and responsibilities, any and all investigations or other legal, equitable or business matters or proceedings which involve any matters for which Executive worked on or had responsibility during his employment with the Company. Executive also agrees to be reasonably available to the Company or its representatives to provide general advice or assistance as requested by the Company. With respect to any litigation, arbitration, mediation, administrative hearing, or any other dispute resolution process to which the Company is a party or to which Executive is a witness, Executive, subject to the reasonable requests of the Company and the Executive’s personal schedule, agrees to fully cooperate with the Company, its attorneys and agents, with respect to any process including but not limited to, interviews, depositions, preparation for testimony, and testifying or otherwise providing evidence. This includes but is not limited to testifying (and preparing to testify) as a witness in any proceeding or otherwise providing information or reasonable assistance to the Company in connection with any investigation, claim or suit, and cooperating with the Company regarding any investigation, litigation, claims or other disputed items involving the Company that relate to matters within the knowledge or responsibility of Executive. Specifically, Executive agrees (i) to meet with the Company’s representatives, its counsel or other designees at reasonable times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency or other adjudicatory body; (iii) to provide the Company with immediate notice of contact or subpoena by any non-governmental adverse party, and (iv) to not voluntarily assist any such non-governmental adverse party or such non-governmental adverse party’s representatives. Executive acknowledges and understands that his obligations of cooperation under this Paragraph 9 are not limited in time and may include, but shall not be limited to, the

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need for or availability for testimony. The Company shall reimburse the Executive for his reasonable out-of-pocket expenses incurred pursuant to this Paragraph 9. Executive shall receive no additional compensation for time spent assisting the Company pursuant to this Paragraph 9 other than the compensation and benefits provided for in Paragraph 2.

10. No Assignment of Claims. Executive represents that he has not transferred or assigned, to any person or entity, any Claim involving the Company, or any portion thereof or interest therein.

11. Binding Effect of Agreement. This Agreement shall be binding upon the Company and its successors and assigns, and upon Executive and Executive’s heirs, spouse, representatives, successors and assigns.

12. Severability. Should any provision of this Agreement be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

13. No Waiver. This Agreement may not be waived, modified, amended, supplemented, canceled or discharged, except by written agreement of the Parties. Failure to exercise and/or delay in exercising any right, power or privilege in this Agreement shall not operate as a waiver. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between or among the Parties.

14. Entire Agreement. This Agreement sets forth the entire agreement between the Parties, and fully supersedes any and all prior agreements, understandings, or representations between the Parties, whether oral or written, pertaining to the subject matter of this Agreement and Executive’s employment with the Company. No oral statements or other prior written material not specifically incorporated into this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated into this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Any amendment to this Agreement must be signed by all parties to this Agreement. Executive represents and acknowledges that in executing this Agreement, Executive does not rely on, has not relied on, and specifically disavows any reliance on any communications, promises, statements, inducements, or representation(s), oral or written, by the Company or its agents except as expressly contained in this Agreement. Executive further represents that Executive is relying on Executive’s own judgment in entering into this Agreement.

15. Knowing and Voluntary Waiver. Executive, by Executive’s free and voluntary act of signing below, (a) acknowledges that Executive has been given a period of 21 days to consider whether to agree to the terms contained herein, (b) acknowledges that Executive has been advised in writing to consult with an attorney prior to executing this Agreement, (c) acknowledges that Executive understands that this Agreement specifically releases and waives all rights and Claims Executive may have under the Age Discrimination in Employment Act, as amended (“ADEA”) prior to the date on which Executive signs this Agreement, and (d) agrees to all of the terms of this Agreement and intends to be legally bound thereby. Furthermore,

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Executive acknowledges that he is not entitled to the promises and benefits, including, without limitation, the Severance Payment and accelerated vesting of restricted stock provided for in Paragraph 2 of this Agreement until this Agreement and the Release of Claims in Exhibit A have become effective, enforceable and irrevocable.

This Agreement will become effective, enforceable and irrevocable on the eighth (8th) day after the date on which it is executed by Executive (the “Effective Date”). During the seven-day period prior to the Effective Date, Executive may revoke his agreement to release claims under this Agreement by expressly indicating in writing to the Company, Attention: Allen Tubb, his intention to revoke this Agreement. If Executive exercises his right to revoke hereunder, Executive shall forfeit his right to receive the Severance Payment, the accelerated vesting of restricted stock and other benefits provided for herein, and to the extent such payments or benefits have already been made, Executive agrees that he will immediately reimburse the Company for the amounts of such benefits.

16. Governing Law. The Parties agree that the terms of the Agreement shall be governed and construed in according with the laws of the State of Texas.

17. Venue. The exclusive venue for any and all disputes, suits or proceedings relating to or arising out of this Agreement shall be in the United States District Court for the Northern District of Texas, and if that court does not have jurisdiction, then a state district court of competent jurisdiction in Dallas County, Texas. Executive consents to personal jurisdiction of the United States District Court for the Northern District of Texas, or a state district court of competent jurisdiction in Dallas County, Texas for any dispute, suit or proceeding relating to or arising out of this Agreement or the Release, and Executive agrees that Executive shall not challenge personal or subject matter jurisdiction in such courts.

18. Signatures. This Agreement may be executed in multiple counterparts, and a signature transmitted by pdf or facsimile shall be considered to be an original for all purposes.

19. Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered by overnight courier or sent by electronic mail or facsimile, or upon delivery when delivered personally, or upon seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address or facsimile number, as subsequently modified by written notice, as follows:

(i) if to Executive, to 3708 Centenary, Dallas, Texas, 75225;

(ii) if to the Company, to Southwest Securities, Inc., Attn: Allen Tubb, 1201 Elm Street, Suite 3500, Dallas, Texas, 75270.

20. Section 409A of the Code. It is intended that this Agreement comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance of general applicability issued thereunder so as to not subject Executive to the payment of additional interest and taxes under Section 409A of the Code, and in furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with these intentions.

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I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS AND THAT I AM RELEASING CLAIMS AND THAT I AM ENTERING INTO IT VOLUNTARILY.

AGREED TO BY:

RICHARD LITTON	Date

SWS GROUP, INC.

By:

Title:	President and Chief Executive Officer

Date:

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EXHIBIT A

RELEASE OF CLAIMS

This Release of Claims (“Release”) is made and entered into by and between Richard H. Litton (“Executive”) and SWS Group, Inc. and its successors and assigns (the “Company”). Terms used in this Release with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Transition Agreement and Release entered into on November 13, 2014, by and between the Company and Executive (the “Agreement”).

WHEREAS, Executive and the Company are parties to the Agreement; and

WHEREAS, Paragraph 2 of the Agreement provides that Executive is entitled to certain payments and benefits if he signs this release agreement;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and adequacy of which are acknowledged, Executive and the Company agree as follows:

1. Release of Claims. In consideration of the mutual promises contained in the Agreement, including the Company’s promises to pay Executive the Severance Payment and to accelerate vesting of restricted stock and other consideration provided under Paragraphs 2 and 3 of the Agreement, which are in addition to anything of value to which Executive is already entitled, Executive, on behalf of himself, his heirs, executors, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges the Company and parent company and all of their divisions, subsidiaries, affiliates, joint venture partners, partners, and related companies, and their present and former agents, executives, employees, officers, directors, attorneys, stockholders, plan fiduciaries, representatives, predecessors, successors and assigns (collectively, the “the Company Released Parties”), from any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which Executive has, had, or may have against the Company Released Parties relating to or arising out of his employment, separation from employment, the transition services, Restricted Stock Plan, deferred compensation plan, the Merger Agreement Payments or any terms of the Agreement, and any and all other Claims that exist at any time up to and including the date of this Release. This Release includes, without limitation, (i) claims at law or equity, or (ii) claims sounding in contract (express or implied) or tort, (iii) claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, sexual orientation, or any other form of discrimination, harassment, hostile work environment, or retaliation (including, without limitation, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act Amendments Act, Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. § 1981, the Rehabilitation Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Employee Polygraph Protection Act, the Worker Adjustment and Retraining Notification Act, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act, the Genetic Information and Nondiscrimination Act, the Uniformed Services Employment and Reemployment Rights Act of

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1994, Section 1558 of the Patient Protection and Affordable Care Act of 2010, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Texas Labor Code, any federal, state, local or municipal whistleblower protection, wrongful discharge, anti-harassment, or anti-retaliation statute or ordinance, or any other federal, state, local, or municipal laws of any jurisdiction, (iv) claims arising under the Employee Retirement Income Security Act (except any employee benefits or employee participation rights as contained in the Agreement), or (v) any other statutory or common law claims related to or arising out of his employment, transition services, separation from employment, the Merger Agreement Payments or any terms of the Agreement or the transition services that exist at any time up to and including the date of this Release’s execution. Executive further represents that, as of the date of Executive’s execution of this Release, Executive has not been the victim of any illegal or wrongful acts by the Company or any of the Company Released Parties, including, without limitation, discrimination, retaliation, harassment, or any other wrongful act based on any legally protected characteristic.

Except as required by law, Executive agrees that he will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or Claim before any court, agency or tribunal against the Company arising from, concerned with, or otherwise relating to, in whole or in part, Executive’s employment or separation from employment with the Company, or any of the matters discharged and released in this Agreement.

Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with Executive’s right to file a charge with the EEOC in connection with any Claim Executive believes he may have against the Company or its affiliates or subsidiaries. However, by executing this Agreement, Executive hereby waives the right to recover in any proceeding he may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission (or any other agency) on Executive’s behalf.

2. Knowing and Voluntary Waiver. Executive, by Executive’s free and voluntary act of signing below, (a) acknowledges that Executive has been given a period of 21 days to consider whether to agree to the terms contained herein, (b) acknowledges that Executive has been advised in writing to consult with an attorney prior to executing this Agreement, (c) acknowledges that Executive understands that this Agreement specifically releases and waives all rights and Claims Executive may have under the Age Discrimination in Employment Act, as amended (“ADEA”) prior to the date on which Executive signs this Agreement, and (d) agrees to all of the terms of this Agreement and intends to be legally bound thereby. Furthermore, Executive acknowledges that the promises and benefits, including, without limitation, the Severance Payment and accelerated vesting of restricted stock provided for in Paragraph 2 of this Agreement, will be delayed until this Agreement becomes effective, enforceable and irrevocable.

This Release will become effective, enforceable and irrevocable on the eighth (8th) day after the date on which it is executed by Executive (the “Effective Date”). During the seven-day period prior to the Effective Date, Executive may revoke his agreement to release claims under this Release by expressly indicating in writing to the Company, Attention: Allen Tubb, his intention to revoke this Release. If Executive exercises his right to revoke hereunder, Executive shall

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forfeit his right to receive the Severance Payment, the accelerated vesting of restricted stock and other benefits provided for herein, and to the extent such payments or benefits have already been made, Executive agrees that he will immediately reimburse the Company for the amounts of such payments and benefits.

3. No Prior Representations; Entire Agreement. This Release and the Agreement set forth the entire agreement between the parties concerning the subject matter in this Release, and fully supersedes any and all prior agreements, promises, understandings, or representations between the Parties, whether oral or written, pertaining to the subject matter of this Release and Executive’s employment with the Company, apart from the Agreement. Executive represents and acknowledges that in executing this Release, he does not rely, and has not relied, upon any prior oral or written communications, promises, statements, agreements, inducements, understandings or representations by the Company or any of the Company, except as expressly contained in this Release. Therefore, Executive understands that Executive is precluded from bringing any fraud or similar claim against the Company associated with any such communications, promises, agreements, statements, inducements, understandings, or representations. No oral statements or other prior written material not specifically incorporated into this Release shall be of any force and effect. The parties are entering into this Release based on their own judgment.

4. Choice of Law. This Release shall, in all respects, be interpreted, enforced, and governed under the laws of the State of Texas. Executive and the Company agree that the language of this Release shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, any of the parties. The exclusive venue for any and all disputes, suits or proceedings relating to or arising out of this Agreement shall be in the United States District Court for the Northern District of Texas, and if that court does not have jurisdiction, then a state district court of competent jurisdiction in Dallas County, Texas. Executive consents to personal jurisdiction of the United States District Court for the Northern District of Texas, or a state district court of competent jurisdiction in Dallas County, Texas for any dispute, suit or proceeding relating to or arising out of this Agreement or the Release, and Executive agrees that Executive shall not challenge personal or subject matter jurisdiction in such courts.

5. Severability. The Company and Executive agree that should a court declare or determine that any provision of this Release is illegal or invalid, the validity of the remaining parts, terms or provisions of this Release will not be affected and any illegal or invalid part, term, or provision, will not be deemed to be a part of this Release.

6. Counterparts. The Company and Executive agree that this Release may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

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Please read this document carefully as it includes a release of claims.

IN WITNESS WHEREOF, the Company and Executive hereto evidence their agreement by their signatures.

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS AND THAT I AM RELEASING CLAIMS AND THAT I AM ENTERING INTO IT VOLUNTARILY.

AGREED TO BY:

Richard H. Litton	Date

SWS Group, Inc.

By:

Title:

Date:

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